UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (Date of earliest event reported):         JUNE 30, 1998

                       THE MERIDIAN RESOURCE CORPORATION
               (Exact name of registrant as specified in charter)

                                    001-10671
                              (Commission File No.)

                TEXAS                                          76-0319553
      (State of Incorporation)                              (I.R.S. Employer
                                                           Identification No.)

 15995 N. BARKERS LANDING, SUITE 300
           HOUSTON, TEXAS                             77079
   (Address of Principal Executive                  (Zip Code)
              Offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 558-8080

================================================================================

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On June 30, 1998, The Meridian Resource Corporation, a Texas corporation (the "Company"), effected the acquisition of Louisiana Onshore Properties Inc., a Delaware corporation ("LOPI"), an indirect subsidiary of Shell Oil Company ("Shell"), through a merger (the "Merger") of a wholly owned subsidiary of the Company with and into LOPI (the "LOPI Transaction"). The Merger was effected pursuant to an Agreement and Plan of Merger dated as of March 27, 1998 (the "Merger Agreement"), by and among the Company, LOPI Acquisition Corp., a wholly owned Delaware subsidiary of the Company ("TMR Sub"), Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI"), and LOPI, a wholly-owned subsidiary of SLOPI. The Company issued 12,082,030 shares of its common stock, $.01 par value (the "Common Stock") and shares of a new issue of convertible preferred stock of the Company (the "Preferred Stock") that is convertible into 12,837,428 shares of Common Stock as consideration in the Merger. The consideration exchanged in the Merger was based on arms-length negotiations between the parties.

     On June 30, 1998, in a transaction separate from the LOPI Transaction, the Company acquired from Shell Western E&P Inc., an indirect subsidiary of Shell ("SWEPI"), various other oil and gas property interests for a total of $42.5 million in cash, subject to adjustment for production, expenses and other items since October 1, 1997 (the "SWEPI Acquisition" and with the LOPI Transaction, the "Shell Transactions"). The SWEPI Acquisition was funded pursuant to advances under the Company's existing credit facility. The purchase price for the properties acquired in the SWEPI Acquisition was determined through arms-length negotiations between the parties.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

       (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

             STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE PROPERTIES ACQUIRED IN THE LOPI TRANSACTION:

                 Report of Independent Accountants........................   F-1

                 Statement of Revenues and Direct Operating Expenses for the
                years ended December 31, 1997, 1996 and 1995 and the three
                months ended March 31, 1998 and 1997......................   F-2

                 Notes to Statement of Revenues and Direct Operating
                 Expenses.................................................   F-3

                 STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE PROPERTIES ACQUIRED IN THE SWEPI ACQUISITION:

                 Report of Independent Accountants........................   F-7

                 Statement of Revenues and Direct Operating Expenses for the
                years ended December 31, 1997, 1996 and 1995 and the three
                months ended March 31, 1998 and 1997......................   F-8

                 Notes to Statement of Revenues and Direct Operating
                 Expenses.................................................   F-9

       (b)   PRO FORMA FINANCIAL INFORMATION.

     Unaudited pro forma combined financial statements of The Meridian Resource Corporation for the periods specified in Article 11 of Regulation S-X are attached hereto on pages P-1 through P-8.

     (c)   EXHIBITS.

           2.1       --   Agreement and Plan of Merger dated as of March 27, 1998, by and among The Meridian
                          Resource Corporation, LOPI Acquisition Corp., Shell Louisiana Onshore Properties Inc. and
                          Louisiana Onshore Properties Inc. Incorporated by reference from the Company's Annual
                          Report on Form 10-K for the year ended December 31, 1997. (Pursuant to S-K Item 601(b)(2), the Company has not included in the filing Exhibit D (LOPI financial statements), Exhibit
                          1 (preliminary TMR financial statements) or Schedule I or II (which relate to the representations and warranties of the parties). The Company agrees to furnish supplementally any omitted schedule to the Commission upon request.
           2.2       --   Purchase and Sale Agreement dated effective October 1, 1997, by and between The Meridian
                          Resource Corporation and Shell Western E&P Inc. (Pursuant to S-K Item 601(b)(2), the
                          Company has not included in the filing Exhibits which relate to the representations and warranties of the parties and certain ancillary documents to the agreement). The Company agrees to furnish supplementally any omitted schedule to the Commission upon request.
           3.1       --   Certificate of Designation for Preferred Stock dated June 30, 1998.
           4.1       --   Stock Rights and Restrictions Agreement dated as of June 30, 1998 by and between The
                          Meridian Resource Corporation and Shell Louisiana Onshore Properties Inc.
           4.2       --   Registration Rights Agreement dated June 30, 1998 by and between The Meridian Resource
                          Corporation and Shell Louisiana Onshore Properties Inc.
          10.1       --   Amended and Restated Credit Agreement dated May 22, 1998, among the Company, the several banks and financial institutions and other entities from time to time parties thereto (the
                          "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders, Bankers
                          Trust Company, as syndication agent, Chase Securities Inc., as advisor to the Company,
                          Chase Securities Inc., B. T. Alex. Brown Incorporated, Toronto Dominion (Texas), Inc. and
                          Credit Lyonnais New York Branch as co-arrangers, and Toronto Dominion (Texas), Inc. and
                          Credit Lyonnais New York Branch, as co-documentation agents.
          10.2       --   Second Amended and Restated Guarantee dated June 30, 1998, between the Guarantors signatory thereto and The Chase Manhattan Bank, as Administrative Agent for the Lenders.
          10.3       --   Amended and Restated Pledge Agreement, dated May 22, 1998, between the Company and The
                          Chase Manhattan Bank, as Administrative Agent
          10.4            First Amendment to Amended and Restated Pledge Agreement dated June 30, 1998
          23.1       --   Consent of PricewaterhouseCoopers LLP
          99.1       --   Press Release

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE MERIDIAN RESOURCE CORPORATION
Dated: July 9, 1998

                                               /s/ LLOYD V. DELANO
                                                   Lloyd V. DeLano
                                                   Vice President

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Louisiana Onshore Properties Inc.

We have audited the accompanying Historical Statement of Revenues and Direct Operating Expenses of the oil and gas properties (the "Acquisition
Properties") of Louisiana Onshore Properties Inc. for the years ended December 31, 1997, 1996 and 1995. This historical statement is the responsibility of Louisiana Onshore Properties Inc. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings of The Meridian Resource Corporation and are not intended to be a complete presentation of the revenues and direct operating expenses of the Acquisition Properties.

In our opinion, the historical statement referred to in the first paragraph of this report presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties described in Note 1 for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP

Houston, Texas
May 12, 1998

                              THE LOPI PROPERTIES
         HISTORICAL STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

                                          FOR THE THREE
                                           MONTHS ENDED            FOR THE YEAR ENDED
                                            MARCH 31,                 DECEMBER 31,
                                       --------------------  -------------------------------
                                         1998       1997       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------
                                           (UNAUDITED)
                                                         (IN THOUSANDS)
Revenues:
     Oil and condensate..............  $   7,676  $  14,238  $  47,670  $  63,953  $  53,580
     Gas.............................      6,659      9,597     37,664     28,964     38,621
                                       ---------  ---------  ---------  ---------  ---------
          Total......................     14,335     23,835     85,334     92,917     92,201
Direct operating expenses............      4,638      5,884     23,309     28,724     22,219
                                       ---------  ---------  ---------  ---------  ---------
Revenues in excess of direct
  operating expenses.................  $   9,697  $  17,951  $  62,025  $  64,193  $  69,982
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of this financial statement.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                           DIRECT OPERATING EXPENSES

1.  BASIS OF PRESENTATION

     In October 1997, Louisiana Onshore Properties Inc. ("LOPI") was formed and interests in certain oil and gas properties owned by one or more consolidated subsidiaries of Shell Oil Company were conveyed to LOPI (the "LOPI Properties"). In December 1997, LOPI signed a Letter of Intent to enter into a merger agreement with The Meridian Resources Corporation ("TMRC") whereby, if the transaction closes, LOPI, inclusive of the LOPI Properties, will be acquired by TMRC in exchange for stock of TMRC. As used herein, "Shell" shall refer to Shell Oil Company or one or more of its consolidated subsidiaries or a combination of Shell Oil Company and one or more of its consolidated subsidiaries, as the context requires.

     No segregated accounting records for LOPI existed prior to its formation and, due to its fully consolidated status with Shell and its pending sale, no attempt has been made to prepare a balance sheet and income statement for LOPI as a stand alone entity.

     The revenues and direct operating expenses associated with the LOPI Properties can be derived from the Shell accounting records. Revenues and direct operating expenses, as set forth in this financial statement, include oil and gas revenues and associated direct operating expenses related to the net revenue interest and net working interest, respectively, in the LOPI Properties. Each owner recognizes revenue and expenses based on its proportionate share of the related production and costs. The statement includes oil and gas revenues, net of royalties. Expenses include labor, repairs and maintenance, fuel consumed and supplies utilized to operate and maintain the wells and related equipment and facilities, production taxes and ad valorem taxes.

     This statement varies from an income statement in that it does not show certain expenses which were incurred in connection with ownership of the LOPI Properties -- including general and administrative expenses and income taxes. These costs were not separately allocated to the LOPI Properties in the Shell accounting records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had LOPI been operated historically as a stand alone entity. In addition, these allocations, if made using historical Shell general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the LOPI Properties had they been assets of TMRC, due to the greatly varying size, structure, operations and accounting of the two companies. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indiciative of those costs which would be incurred by TMRC upon allocation of the purchase price.

     For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for LOPI.

     Pursuant to the terms of the Agreement and Plan of Merger by and among The Meridian Resource Corporation, LOPI Acqusition Corporation, Shell Louisiana Onshore Properties Inc. and Louisiana Onshore Properties Inc. dated March 27, 1998, as amended, Shell has agreed to assume all identified and scheduled existing liabilities related to LOPI.

     At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in the direct operating expenses.

     The interim financial data for the three months ended March 31, 1998 and March 31, 1997 is unaudited; however, in the opinion of LOPI, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

2.  GAS BALANCING

     With respect to gas sales, the entitlement method is used for recording revenues. Under this approach, revenues are based on the LOPI Properties' proportionate share of the related production. When sales volumes of the LOPI Properties exceed the LOPI Properties' entitled share of production, an over-produced imbalance occurs and a liability is recorded. At December 31, 1997, the LOPI Properties were in a net overproduced position of 390,300 mcf which is valued at $1,031,559.

3.  RELATED PARTY TRANSACTIONS

     Affiliates of Shell acquired substantially all of the crude oil and natural gas production from the LOPI Properties for each of the years in the three year period ended December 31, 1997. Such sales, which include the net revenue interest of the LOPI Properties as well as associated royalties, amounted to $92,587,354, $100,188,481 and $101,744,473 for the years ended December 31,
1997, 1996 and 1995, respectively.

SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

  PROVED RESERVE ESTIMATES

     Oil and gas proved reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a resevoir's producing life. Revisions to reserves are based on engineering analysis of individual reservoirs at the field level.

     Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. For major revisions, extensions and discoveries, proved reserves must also be recoverable under future prices and costs forecasted by Shell. Proved developed reserves are those reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Net proved reserves represent the estimated recoverable volumes after deducting from gross reserves the portion due land owners or others as royalty or operating interests.

     Estimates of proved reserves include and rely upon a production and development plan and strategy. Shell premises certain expenditures will be made to produce incremental barrels in the last years of mature fields such as the LOPI Properties. This represents Shell's philosophy to generally produce all incremental reserves which can be produced profitabily. If such expenditures are not made, such volumes will not be produced. Thus, these reserve estimates are valid only if Shell's operating plan is followed and planned expenditures are made. In any case, many factors such as unanticipated technical problems or changes in prices or costs or errors in sound technical judgment made on the best information available may cause actual production to vary significantly from estimated reserves.

     Net proved reserves represent the estimated recoverable volumes after deducting from gross proved reserves the portion due land owners or others as royalty or operating interests.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     Estimated quantities of net proved oil and natural gas reserves and of changes in net quantities of proved developed and undeveloped reserves for each of the period indicated were as follows:

                                          OIL         GAS
                                        (MBBLS)     (MMCF)
                                        --------    -------
Proved reserves at December 31,
  1994...............................     17,496     52,298
     Production......................     (3,218)   (23,479)
     Revision of previous
       estimates.....................      2,065     16,069
     Purchases of reserves...........          0          0
     Extensions, discoveries and
       improved recovery.............        274     11,210
                                        --------    -------
Proved reserves at December 31,
  1995...............................     16,617     56,098
     Production......................     (2,987)   (10,993)
     Revision of previous
       estimates.....................      2,210     (1,035)
     Purchases of reserves...........        434     34,388
     Extensions, discoveries and
       improved recovery.............      1,043     25,414
                                        --------    -------
Proved reserves at December 31,
  1996...............................     17,317    103,872
     Production......................     (2,443)   (14,032)
     Revision of previous
       estimates.....................     (3,694)   (12,875)
     Purchases of reserves...........        343         63
     Extensions, discoveries and
       improved recovery.............        788      4,438
                                        --------    -------
Proved reserves at December 31,
  1997...............................     12,311     81,466
Proved developed reserves at:
     December 31, 1995...............     14,616     52,586
     December 31, 1996...............     15,166     98,864
     December 31, 1997...............     10,816     76,776

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69. As prescribed by this statement, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, but they do provide a common benchmark which may enhance the users' ability to project future cash flows.

     Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of these fields. Therefore, the results may not be comparable to estimates disclosed by other oil and gas producers.

                              THE LOPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     The standardized measure of discounted future net cash flows related to proved oil and gas reserves at December 31 (in thousands) was as follows:

                                          1997        1996        1995
                                       ----------  ----------  ----------
Future cash flows....................  $  415,124  $  822,690  $  374,947
Future production and development
  costs..............................     180,980     204,916     175,064
                                       ----------  ----------  ----------
Future net cash inflows..............     234,144     617,774     199,883
10% annual discount for estimated
  timing of cash flows...............      67,806     180,756      58,778
                                       ----------  ----------  ----------
Standardized Measure (before income
  taxes) of discounted future net
  cash flows.........................  $  166,338  $  437,018  $  141,105
                                       ==========  ==========  ==========

     The Standardized Measure of discounted future net cash flows is based on the following oil and gas prices at December 31:

                                         1997       1996       1995
                                       ---------  ---------  ---------
Oil (per Bbl.).......................  $   16.34  $   24.25  $   18.12
Gas (per Mcf)........................  $    2.53  $    3.92  $    1.85

     Crude oil and natural gas price realizations for the LOPI Properties at March 31, 1998 were $13.34 per Bbl and $2.26 per Mcf, respectively.

     The aggregate change in the Standardized Measure of discounted future net cash flows was a decrease of $270,680,000 in 1997, an increase of $295,913,000 in 1996 and an increase of $49,160,000 in 1995. The principal sources of change for the years ended December 31 were as follows (in thousands):

                                          1997        1996        1995
                                       ----------  ----------  ----------
Sales and transfers of oil and gas
  produced, net of production
  costs..............................     (62,025)    (64,193)    (69,982)
Net change in prices and costs.......    (195,318)    127,302      56,966
Extensions, discoveries and improved
  recovery...........................      11,222      69,544      16,064
Purchases of reserves in place.......       2,282      81,923           0
Development costs incurred during the
  period.............................      13,602      24,191      19,651
Revisions of previous reserve
  estimates..........................     (41,377)     44,476      31,691
Accretion of discount................      43,702      14,111       9,195

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Shell Western E&P Inc.

We have audited the accompanying Historical Statement of Revenues and Direct Operating Expenses of the oil and gas properties (the "Acquisition
Properties") of Shell Western E&P Inc. for the years ended December 31, 1997, 1996 and 1995. This historical statement is the responsibility of Shell Western E&P Inc. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings of The Meridian Resource Corporation and are not intended to be a complete presentation of the revenues and direct operating expenses of the Acquisition Properties.

In our opinion, the historical statement referred to in the first paragraph of this report presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties described in Note 1 for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP
Houston, Texas
May 12, 1998

                              THE SWEPI PROPERTIES
         HISTORICAL STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

                                          FOR THE THREE
                                           MONTHS ENDED            FOR THE YEAR ENDED
                                            MARCH 31,                 DECEMBER 31,
                                       --------------------  -------------------------------
                                         1998       1997       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------
                                           (UNAUDITED)
                                                          (IN THOUSANDS)
Revenues:
     Oil and condensate..............  $     112  $     457  $   3,573  $   4,614  $   3,569
     Gas.............................      2,692      4,262     12,121     14,026     10,624
                                       ---------  ---------  ---------  ---------  ---------
          Total......................      2,804      4,719     15,694     18,640     14,193
Direct operating expenses............        291        391      1,979      4,456      3,364
                                       ---------  ---------  ---------  ---------  ---------
Revenues in excess of direct
  operating expenses.................  $   2,513  $   4,328  $  13,715  $  14,184  $  10,829
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of this financial statement.

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                           DIRECT OPERATING EXPENSES
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.  BASIS OF PRESENTATION

     In December 1997, Shell Western E&P, Inc. (the "Company") signed a letter of intent to sell the Company's interest in Gibson-Humphreys and Turtle Bayou (the "SWEPI Properties") to The Meridian Resources Corporation ("TMRC") for $42.5 million.

     No segregated accounting records for the SWEPI Properties exist as the SWEPI Properties are fully consolidated with Shell Oil Company and no attempt has been made to prepare a balance sheet and income statement for the SWEPI Properties similar to a stand alone entity. As used herein, "Shell" shall refer to Shell Oil Company or one or more of its consolidated subsidiaries or a combination of Shell Oil Company and one or more of its consolidated subsidiaries, as the context requires.

     The revenues and direct operating expenses associated with the SWEPI Properties can be derived from the Shell accounting records. Revenues and direct operating expenses, as set forth in this financial statement, include oil and gas revenues and associated direct operating expenses related to the net revenue interest and net working interest, respectively, in the SWEPI Properties. Each owner recognizes revenue and expenses based on its proportionate share of the related production and costs. The statement includes oil and gas revenues, net of royalties. Expenses include labor, repairs and maintenance, fuel consumed and supplies utilized to operate and maintain the wells and related equipment and facilities, production taxes and ad valorem taxes.

     This statement varies from an income statement in that it does not show certain expenses which are incurred in connection with ownership of the SWEPI Properties -- most notably general and administrative expenses and income taxes. These costs were not separately allocated to the SWEPI Properties in the Shell accounting records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the SWEPI Properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical Shell general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the SWEPI Properties had they been assets of TMRC, due to the greatly varying size, structure, operations and accounting of the two companies. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of those costs which would be incurred by TMRC upon allocation of the purchase price.

     For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the SWEPI Properties.

     At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in the direct operating expenses.

     The interim financial data for the three months ended March 31, 1998 and March 31, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

2.  GAS BALANCING

     With respect to gas sales, the entitlement method is used for recording revenues. Under this approach, revenues are based on the SWEPI Properties' proportionate share of the related production. When sales volumes of the SWEPI Properties exceed the Company's entitled share of production, an over-produced

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

imbalance occurs and a liability is recorded. At December 31, 1997, the SWEPI Properties were in a net overproduced position of 695,526 mcf which is valued at $1,739,837.

3.  RELATED PARTY TRANSACTIONS

     Affiliates of Shell acquired substantially all of the crude oil and natural gas production from the SWEPI Properties for each of the years in the three year period ended December 31, 1997. Such sales, which include the net revenue interest of the SWEPI Properties as well as associated royalties, amounted to $12,660,277, $18,752,521 and $12,927,216 for the years ended December 31, 1997,
1996 and 1995, respectively.

SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

  PROVED RESERVE ESTIMATES

     Oil and gas proved reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir's producing life. Revisions to reserves are based on engineering analysis of individual reservoirs at the field level.

     Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. For major revisions, extensions and discoveries, proved reserves must also be recoverable under future prices and costs forecasted by Shell. Proved developed reserves are those reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Net proved reserves represent the estimated recoverable volumes after deducting from gross proved reserves the portion due land owners or others as royalty or operating interests.

     Estimates of proved reserves include and rely upon a production and development plan and strategy. Shell premises certain expenditures will be made to produce incremental barrels in the last years of mature fields such as the SWEPI Properties. This represents Shell's philosophy to generally produce all incremental reserves which can be produced profitably. If such expenditures are not made, such volumes will not be produced. Thus, these reserve estimates are valid only if Shell's operating plan is followed and planned expenditures are made. In any case, many factors such as unanticipated technical problems or changes in prices or costs or errors in sound technical judgement made on the best information available may cause actual production to vary significantly from estimated reserves.

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     Estimated quantities of net proved oil and natural gas reserves and of changes in net quantities of proved developed and undeveloped reserves for each of the periods indicated were as follows:

                                          OIL        GAS
                                        (MBBLS)    (MMCF)
                                        -------   ---------
Proved reserves at December 31,
  1994...............................      953       69,684
     Production......................     (101)      (7,633)
     Revision of previous
       estimates.....................      101        1,856
     Extensions, discoveries and
       improved recovery.............        0            0
                                        -------   ---------
Proved reserves at December 31,
  1995...............................      953       63,907
     Production......................     (111)      (6,677)
     Revision of previous
       estimates.....................      (15)      (2,490)
     Extensions, discoveries and
       improved recovery.............       33        2,803
                                        -------   ---------
Proved reserves at December 31,
  1996...............................      860       57,543
     Production......................      (69)      (4,620)
     Revision of previous
       estimates.....................       38      (31,665)
     Extensions, discoveries and
       improved recovery.............        0        1,777
                                        -------   ---------
Proved reserves at December 31,
  1997...............................      829       23,035
Proved developed reserves at:
     December 31, 1995...............      953       63,907
     December 31, 1996...............      860       57,542
     December 31, 1997...............      829       23,035

  STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED
     OIL AND GAS RESERVES

     The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69. As prescribed by this statement, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, but they do provide a common benchmark which may enhance the users' ability to project future cash flows.

     Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of these fields. Therefore, the results may not be comparable to estimates disclosed by other oil and gas producers.

                                         1997        1996        1995
                                       ---------  ----------  ----------
Future cash inflows..................  $  73,736  $  238,447  $  136,939
Future production and development
  costs..............................     18,069      30,223      28,648
                                       ---------  ----------  ----------
Future net cash inflows..............     55,667     208,224     108,291
10% annual discount for estimated
  timing of cash flows...............     15,223      82,280      36,592
                                       ---------  ----------  ----------
Standardized measure (before income
  taxes) of discounted future net
  cash flows.........................  $  40,444  $  125,944  $   71,699
                                       =========  ==========  ==========

                              THE SWEPI PROPERTIES
                 NOTES TO HISTORICAL STATEMENT OF REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     The Standardized Measure of discounted future net cash flows is based on the following oil and gas prices at December 31:

                                         1997       1996       1995
                                       ---------  ---------  ---------
Oil (per Bbl)........................  $   16.61  $   23.65  $   18.27
Gas (per Mcf)........................  $    2.62  $    4.05  $    1.85

     Crude oil and natural gas price realizations for the SWEPI Properties at March 31, 1998 were $12.59 per Bbl and $2.31 per Mcf, respectively.

     The aggregate change in the Standardized Measure of discounted future net cash flows was a decrease of $85,500,000 in 1997, an increase of $52,245,000 in 1996 and an increase of $10,561,000 in 1995. The principal sources of change for the years ended December 31 were as follows (in thousands):

                                          1997        1996        1995
                                       ----------  ----------  ----------
Sales and transfers of oil and gas
  produced, net of production
  costs..............................     (13,715)    (14,184)    (10,829)
Net change in prices and costs.......     (52,021)     80,031         454
Extensions, discoveries and improved
  recovery...........................       2,294       7,041           0
Purchases of reserves in place.......           0           0           0
Development costs incurred during the
  period.............................       3,584       5,510      11,094
Revisions of previous reserve
  estimates..........................     (41,245)    (15,588)      4,337
Accretion of discount................      12,594       7,170       6,414

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The LOPI Transaction was consummated on June 30, 1998. The SWEPI Acquisition was consummated immediately after the consummation of the LOPI Transaction. The Unaudited Pro Forma Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the LOPI Transaction and the SWEPI Acquisition as if each had occurred on January 1, 1997 and January 1, 1998, respectively, and the Unaudited Pro Forma Balance Sheet gives effect to the LOPI Transaction and SWEPI Acquisition as if each had occurred on March 31, 1998.

     The Unaudited Pro Forma Statements of Operations and Unaudited Pro Forma Balance Sheet should be read in conjunction with the notes thereto and the historical financial statements of the Company and the statements of revenues and direct operating expenses of the Shell Properties and the notes thereto included elsewhere in this Proxy Statement.

     The pro forma adjustments to give effect to the various events described above are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable. The LOPI Transaction and the SWEPI Acquisition will be accounted for by the Company under the purchase method of accounting, and the assets and liabilities of LOPI and the oil and gas property interests and other assets acquired in the SWEPI Acquisition will be recorded at their estimated fair market values at the date of their respective acquisitions. The adjustments included in the Unaudited Pro Forma Statements of Operations and in the Unaudited Pro Forma Balance Sheet reflect the Company's preliminary determination of these and other necessary adjustments based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected in the Unaudited Pro Forma Statements of Operations and Unaudited Pro Forma Balance Sheet.

     The unaudited pro forma combined financial information does not purport to be indicative of the financial position or results of operations that would actually have occurred if both the LOPI Transaction and the SWEPI Acquisition had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the Company's ability to successfully integrate the operations acquired in the recent merger with Cairn and in the Shell Transactions and several other factors beyond the Company's control as more fully described in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

                            PRO FORMA BALANCE SHEET
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          AS OF
                                        MARCH 31,                        PRO FORMA
                                          1998                             AS OF
                                        ---------       PRO FORMA        MARCH 31,
                                          TMRC         ADJUSTMENTS          1998
                                        ---------      ------------      ----------
ASSETS
  CURRENT ASSETS:                                       $  (42,500)(A)
     Cash and cash equivalents.......   $   6,532           42,500(B)     $  6,532
     Accounts receivable.............      12,051          --               12,051
     Due from affiliates.............       3,256          --                3,256
     Prepaid expenses and other......         791          --                  791
                                        ---------      ------------      ----------
          Total current assets.......      22,630          --               22,630
                                        ---------      ------------      ----------
  PROPERTY AND EQUIPMENT:
  Oil and natural gas properties.....     433,103          329,090(A)      762,193
  Land...............................         478          --                  478
  Equipment..........................       4,864          --                4,864
                                        ---------      ------------      ----------
                                          438,445          329,090         767,535
  Less accumulated depletion and
     depreciation....................    (192,256)        (125,049)(C)    (317,305)
                                        ---------      ------------      ----------
                                          246,189          204,041         450,230
  OTHER ASSETS, net..................         842          --                  842
                                        ---------      ------------      ----------
                                        $ 269,661       $  204,041        $473,702
                                        =========      ============      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
     Accounts payable................   $   7,845          --             $  7,845
     Revenue and royalties payable...       4,543          --                4,543
     Accrued liabilities.............      21,149          --               21,149
     Current maturities of long-term
       debt..........................         122          --                  122
                                        ---------      ------------      ----------
          Total current
          liabilities................      33,659          --               33,659
                                        ---------      ------------      ----------
  LONG-TERM DEBT.....................     124,951       $   42,500(B)      167,451
  OTHER LIABILITIES..................      --                2,771(A)        2,771
  COMMITMENTS AND CONTINGENCIES......      --              --               --
  DEFERRED TAX LIABILITIES...........      --               52,702(A)       20,282
                                                           (32,420) (C)
  LITIGATION LIABILITIES.............       6,205          --                6,205
  STOCKHOLDERS' EQUITY:
     Preferred stock.................      --              135,000(A)      135,000
     Common stock....................         337              121(A)          458
     Additional paid-in capital......     172,164           95,996(A)      268,160
     Accumulated earnings
       (deficit).....................     (67,033)         (92,629)       (159,662)
     Unamortized deferred
       compensation..................        (321)         --                 (321)
                                        ---------      ------------      ----------
                                          105,147          138,488         243,635
     Treasury stock..................        (301)         --                 (301)
                                        ---------      ------------      ----------
          Total stockholders'
          equity.....................     104,846          138,488         243,334
                                        ---------      ------------      ----------
                                        $ 269,661       $  204,041        $473,702
                                        =========      ============      ==========

                       PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              PRO FORMA
                                       THREE MONTHS ENDED MARCH 31, 1998                     THREE MONTHS
                                       ----------------------------------       PRO             ENDED
                                                     LOPI        SWEPI         FORMA          MARCH 31,
                                         TMRC     PROPERTIES   PROPERTIES   ADJUSTMENTS          1998
                                       --------   ----------   ----------   -----------      ------------
REVENUES:
     Oil and natural gas.............  $ 11,766    $  14,335    $   2,804       --            $   28,905
     Interest and other..............       131       --           --           --                   131
                                       --------   ----------   ----------   -----------      ------------
                                         11,897       14,335        2,804       --                29,036
COSTS AND EXPENSES:
     Oil and natural gas operating...     1,978        4,638          291       --                 6,907
     Depletion and depreciation......     6,259       --           --        $  18,058(D)         24,317
     General and administrative......     1,977       --           --           --    (E)          1,977
     Interest........................     2,332       --           --              790(F)          3,122
     Impairment of long-lived
       assets........................    40,278       --           --          106,991(C)        147,269
                                       --------   ----------   ----------   -----------      ------------
                                         52,824        4,638          291      125,839           183,592
                                       --------   ----------   ----------   -----------      ------------
INCOME (LOSS) BEFORE INCOME TAXES....   (40,927)       9,697        2,513     (125,839)         (154,556)
NET TAX EXPENSE (BENEFIT)............     --          --               --      (32,420)(C)       (32,420)
                                       --------   ----------   ----------   -----------      ------------
NET INCOME (LOSS)....................   (40,927)       9,697        2,513      (93,419)         (122,136)
DIVIDEND REQUIREMENT ON PREFERRED
  STOCK..............................     --          --           --           (1,350)(G)        (1,350)
                                       --------   ----------   ----------   -----------      ------------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHAREHOLDERS................  $(40,927)   $   9,697    $   2,513    $ (94,769)(E)    $ (123,486)
                                       ========   ==========   ==========   ===========      ============
NET INCOME (LOSS) PER SHARE:
     Basic...........................  $  (1.22)                                      (E)     $    (2.71)
                                       ========                                              ============
     Diluted.........................  $  (1.22)                                      (E)     $    (2.71)
                                       ========                                              ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
     Outstanding.....................    33,451                                 12,082(A)         45,533
                                       ========                             ===========      ============
     Assuming dilution...............    33,451                                 12,082(H)         45,533
                                       ========                             ===========      ============

                                      P-3

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           YEAR ENDED DECEMBER 31, 1997                           PRO FORMA
                                       -------------------------------------        PRO           YEAR ENDED
                                                       LOPI         SWEPI          FORMA         DECEMBER 31,
                                          TMRC      PROPERTIES    PROPERTIES    ADJUSTMENTS          1997
                                       ----------   ----------    ----------    -----------      ------------
REVENUES:
     Oil and natural gas.............  $   57,640    $ 85,334      $  15,694        --            $  158,668
     Interest and other..............         693      --             --            --                   693
                                       ----------   ----------    ----------    -----------      ------------
                                           58,333      85,334         15,694        --               159,361
                                       ----------   ----------    ----------    -----------      ------------
COSTS AND EXPENSES:
     Oil and natural gas operating...       7,845      23,309          1,979        --                33,133
     Depletion and depreciation......      26,337      --             --         $   59,554(D)        85,891
     General and administrative......       7,192      --             --            --    (E)          7,192
     Interest........................       5,149      --             --              3,161(F)         8,310
     Impairment of long-lived
       assets........................      24,141      --             --             62,309(C)        86,450
     Merger expenses.................       9,998      --             --            --                 9,998
     Litigation expenses and loss
       provision.....................       6,205      --             --            --                 6,205
                                       ----------   ----------    ----------    -----------      ------------
                                           86,867      23,309          1,979        125,024          237,179
                                       ----------   ----------    ----------    -----------      ------------
INCOME (LOSS) BEFORE INCOME TAXES....     (28,534)     62,025         13,715       (125,024)         (77,818)
NET TAX EXPENSE (BENEFIT)............           7      --             --            (27,207)(C)      (27,200)
                                       ----------   ----------    ----------    -----------      ------------
NET INCOME (LOSS)....................     (28,541)     62,025         13,715        (97,817)         (50,618)
DIVIDEND REQUIREMENT ON PREFERRED
  STOCK..............................      --          --             --             (5,400)(G)       (5,400)
                                       ----------   ----------    ----------    -----------      ------------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHAREHOLDERS................  $  (28,541)   $ 62,025      $  13,715     $ (103,217)(E)   $  (56,018)
                                       ==========   ==========    ==========    ===========      ============
NET INCOME (LOSS) PER SHARE:
     Basic...........................  $    (0.85)                                        (E)     $    (1.23)
                                       ==========                                                ============
     Diluted.........................  $    (0.85)                                        (E)     $    (1.23)
                                       ==========                                                ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES:
     Outstanding.....................      33,383                                    12,082(A)        45,465
                                       ==========                               ===========      ============
     Assuming dilution...............      33,383                                    12,082(H)        45,465
                                       ==========                               ===========      ============

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      (A) To record the purchase price of $329.1 million in connection with the merger with LOPI and the acquisition of the SWEPI Properties, consisting of ($ in millions, except per share and stated value data):

    $42.5  Cash
    135.0  Issuance of Preferred Stock ($135 million stated value)
     96.1  Issuance of 12,082,030 shares of Common Stock at $7.96 per share
      2.8  Assumption of certain liabilities
     52.7  Deferred income taxes related to acquired properties
---------
   $329.1
=========

           Note: The $7.96 per share value of Common Stock is based on the average closing price of the Common Stock on the NYSE several days before and after execution of the LOPI Agreement.

      (B) To record $42.5 million of additional borrowings to finance the cash consideration paid for the SWEPI Properties.

      (C) To record adjustment relating to the impairment charge and deferred income taxes related to the Shell Properties.

      (D) To adjust depreciation and depletion expense related to the acquisition of the Shell Properties.

      (E) The unaudited pro forma statements of operations do not include any adjustments relating to additional general and administrative expenses that would have been incurred by the Company during the year ended December 31, 1997 and the three months ended March 31, 1998, had the Shell Transactions been consummated on January 1, 1997. The Company currently estimates that general and administrative expenses will increase annually by approximately $3.5 million to $4.0 million following consummation of the Shell Transactions.

      (F) To record interest on additional borrowings of $42.5 million to finance the cash consideration paid for the SWEPI Properties.

      (G) To accrue a 4% dividend on the $135 million stated value of the Preferred Stock.

      (H) Since the unaudited pro forma statements of operations indicate a net loss, conversion of the Preferred Stock is deemed to be antidilutive and is not considered in the earnings per share calculation. In the event the Company would have had pro forma net income, the Common Stock to be issued upon conversion of the Preferred Stock would have been included in the calculation of diluted earnings per share and would have resulted in a significant reduction in pro forma diluted earnings per share and pro forma basic earnings per share.

PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

     The following is a summary of pro forma quantities of proved reserves prepared by adjusting historical quantities for the effects of the merger with LOPI and the acquisition of the SWEPI Properties.

                                                                                          PRO FORMA
                                        YEAR ENDED DECEMBER 31, 1997                      YEAR ENDED
                                       ------------------------------     PRO FORMA      DECEMBER 31,
                                         TMRC       LOPI      SWEPI     ADJUSTMENTS(1)       1997
                                       --------   --------   --------   --------------   ------------
Pro Forma Estimated Quantities of
  Proved Reserves
Oil (MBbls)
BALANCE AT DECEMBER 31, 1996.........     9,416     17,317        860        --               27,593
  Production.........................      (914)    (2,443)       (69)       --               (3,426)
  Revisions of previous estimates....      (761)    (3,694)        38        --               (4,417)
  Purchase of reserves...............     --           343      --           --                  343
  Extensions, discoveries and
     improved recovery...............     1,990        788      --           --                2,778
  Pro forma adjustment...............     --         --         --            (4,309)         (4,309)
                                       --------   --------   --------   --------------   ------------
BALANCE AT DECEMBER 31, 1997.........     9,731     12,311        829         (4,309)         18,562
Natural Gas (MMcf)
BALANCE AT DECEMBER 31, 1996.........   107,406    103,872     57,543        --              268,821
  Production.........................   (14,603)   (14,032)    (4,620)       --              (33,255)
  Revisions of previous estimates....   (13,862)   (12,875)   (31,665)       --              (58,402)
  Purchase of reserves...............     --            63      --           --                   63
  Extensions, discoveries and
     improved recovery...............    31,844      4,438      1,777        --               38,059
  Pro forma adjustment...............     --         --         --           (20,952)        (20,952)
                                       --------   --------   --------   --------------   ------------
BALANCE AT DECEMBER 31, 1997.........   110,785     81,466     23,035        (20,952)        194,334
Pro Forma Estimated Quantities of
  Proved Developed Reserves
  Oil (MBbls)........................     5,305     10,816        829         (4,506)         12,444
  Natural Gas (MMcf).................    81,500     76,776     23,035        (30,854)        150,456

------------

(1) See footnote (1) on page P-8.

     The following is a summary of pro forma standardized measure of discounted future net cash flows related to the Company's pro forma proved oil, natural gas and natural gas liquids reserves and includes the effects of the merger with LOPI and the acquisition of the SWEPI Properties. The additions to proved reserves from new discoveries and extension could vary significantly from year to year. Additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could be significant. Accordingly, the information presented below should neither be viewed as an estimate of the fair value of the Company's oil and natural gas properties following the Shell Transactions nor should it be considered indicative of any trends.

                                                                                             PRO FORMA
                                         YEAR ENDED DECEMBER 31, 1997                        YEAR ENDED
                                       --------------------------------      PRO FORMA      DECEMBER 31,
                                         TMRC        LOPI       SWEPI     ADJUSTMENTS(1)        1997
                                       ---------   ---------   --------   ---------------   ------------
                                                                (IN THOUSANDS)
Pro Forma Standardized Measure of
  Discounted Future Net Cash Flows
Future cash flows....................  $ 451,157   $ 415,124   $ 73,736      $ (97,928)       $842,089
Future production and development
  costs..............................   (109,381)   (180,980)   (18,069)        85,501        (222,929)
                                       ---------   ---------   --------   ---------------   ------------
Future net cash flows................    341,776     234,144     55,667        (12,427)        619,160
Discount to present value at 10%
  percent annual rate................   (127,859)    (67,806)   (15,223)        10,397        (200,491)
                                       ---------   ---------   --------   ---------------   ------------
Standardized measure (before income
  taxes) of future net cash flows....  $ 213,917   $ 166,338   $ 40,444      $  (2,030)       $418,669
                                       =========   =========   ========   ===============   ============

Pro Forma Changes in Standardized
  Measure of Discounted Future Net
  Cash Flows
BALANCE AT BEGINNING OF
  PERIOD.............................  $ 394,507   $ 437,018   $125,944      $ --             $957,469
  Sale of oil and natural gas, net of
     production costs................    (49,796)    (62,025)   (13,715)       --             (125,536)
  Changes in prices and production
     costs...........................   (165,406)   (195,318)   (52,021)       --             (412,745)
  Purchases of reserves in place.....     --           2,282      --           --                2,282
  Revisions of previous quantity
     estimates.......................    (28,574)    (41,377)   (41,245)       --             (111,196)
  Current year discoveries, extension
     and improved recovery...........     50,274      11,222      2,294        --               63,790
  Changes in estimated future
     development costs...............     (3,564)     --          --           --               (3,564)
  Development cost incurred during
     the period......................     27,666      13,602      3,584        --               44,852
  Accretion of discount..............     39,451      43,702     12,594        --               95,747
  Changes in production rates
     (timing) and other..............    (50,641)    (42,768)     3,009        --              (90,400)
  Pro forma adjustment...............     --          --          --            (2,030)         (2,030)
                                       ---------   ---------   --------   ---------------   ------------
  Net change.........................   (180,590)   (270,680)   (85,500)        (2,030)       (538,800)
                                       ---------   ---------   --------   ---------------   ------------
  BALANCE AT END OF PERIOD...........  $ 213,917   $ 166,338   $ 40,444      $  (2,030)       $418,669
                                       =========   =========   ========   ===============   ============

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) The differences in the estimated proved reserves of the Shell Properties, as reflected in the Statements of Revenues and Direct Operating Expenses for each of the LOPI Properties and the SWEPI Properties (the "Shell Financial Statements") and as estimated by T. J. Smith (the Company's independent reservoir engineers for the LOPI and SWEPI Properties) relate to, among other factors, differences between Shell and the Company in depletion and development strategies and related expenditures for proved developed reserves. Other reserve differences relate to differing assumptions as to decline curves, volumetric analysis and other engineering judgments inherent in the reserve estimating process.

    The reserve estimates reflected in the Shell Financial Statements assume $199 million in future production and development costs for the Shell Properties while T. J. Smith's estimates assume only $114 million of such costs will be expended by the Company for such properties. Approximately one-half of the difference in estimated future production and development costs relates to (i) differences in the amount of expenditures for proved developed non-producing reserves, which may be produced from existing wells but require additional expenditures for recompletion efforts and related operating expenses, and (ii) differences in estimated production costs related to reserves that T.J. Smith's estimates do not assume will be produced. Shell's expenditure estimates include amounts that, absent the Shell Transactions, it anticipated making for future production and development of these reserves. Because of the Company's higher cost of capital and focus on larger exploration prospects, the Company does not currently plan to make such expenditures and produce such reserves. Rather, the Company currently intends to concentrate its expenditures with respect to the Shell Properties on an accelerated exploration and development program that is focused on the unproved properties that the Company believes provide higher potential ultimate returns than the lower risk and lower volume proved developed properties. The remaining difference in estimated expenditures relates primarily to differences in estimated plugging and abandonment costs that will be incurred at the conclusion of operation of these fields due to differing assumptions between Shell and the Company on the plan of abandonment or disposition of the properties prior to abandonment.

                               INDEX TO EXHIBITS

         Number                                                    Exhibit
------------------------  ------------------------------------------------------------------------------------------
           2.1       --   Agreement and Plan of Merger dated as of March 27, 1998, by and among The Meridian
                          Resource Corporation, LOPI Acquisition Corp., Shell Louisiana Onshore Properties Inc. and
                          Louisiana Onshore Properties Inc. Incorporated by reference from the Company's Annual
                          Report on Form 10-K for the year ended December 31, 1997. (Pursuant to S-K Item 601(b)(2), the Company has not included in the filing Exhibit D (LOPI financial statements), Exhibit
                          1 (preliminary TMR financial statements) or Schedule I or II (which relate to the representations and warranties of the parties). The Company agrees to furnish supplementally any omitted schedule to the Commission upon request.
           2.2       --   Purchase and Sale Agreement dated effective October 1, 1997, by and between The Meridian
                          Resource Corporation and Shell Western E&P Inc. (Pursuant to S-K Item 601(b)(2), the
                          Company has not included in the filing Exhibits which relate to the representations and warranties of the parties and certain ancillary documents to the agreement). The Company agrees to furnish supplementally any omitted schedule to the Commission upon request.
           3.1       --   Certificate of Designation for Preferred Stock dated June 30, 1998.
           4.1       --   Stock Rights and Restrictions Agreement dated as of June 30, 1998 by and between The
                          Meridian Resource Corporation and Shell Louisiana Onshore Properties Inc.
           4.2       --   Registration Rights Agreement dated June 30, 1998 by and between The Meridian Resource
                          Corporation and Shell Louisiana Onshore Properties Inc.
          10.1       --   Amended and Restated Credit Agreement dated May 22, 1998, among the Company, the several banks and financial institutions and other entities from time to time parties thereto (the
                          "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders, Bankers
                          Trust Company, as syndication agent, Chase Securities Inc., as advisor to the Company,
                          Chase Securities Inc., B. T. Alex. Brown Incorporated, Toronto Dominion (Texas), Inc. and
                          Credit Lyonnais New York Branch as co-arrangers, and Toronto Dominion (Texas), Inc. and
                          Credit Lyonnais New York Branch, as co-documentation agents.
          10.2       --   Second Amended and Restated Guarantee dated June 30, 1998, between the Guarantors signatory thereto and The Chase Manhattan Bank, as Administrative Agent for the Lenders.
          10.3       --   Amended and Restated Pledge Agreement, dated May 22, 1998, between the Company and The
                          Chase Manhattan Bank, as Administrative Agent
          10.4            First Amendment to Amended and Restated Pledge Agreement dated June 30, 1998
          23.1       --   Consent of PricewaterhouseCoopers LLP
          99.1       --   Press Release